U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549
____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 22, 2008

EMERITUS CORPORATION
(Exact name of registrant as specified in charter)

Washington	1-14012	91-1605464
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3131 Elliott Avenue, Suite 500

Seattle, Washington 98121
(Address of principal executive offices) (Zip Code)

(206) 298-2909
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 22, 2008, Emeritus Corporation (the Company) entered into a Third Amendment to Loan Agreement with Nationwide Health Properties Inc. (NHP) related to the $21.4 million note issued pursuant to the Second Amended and Restated Loan Agreement dated as of March 3, 2005, as amended on August 6, 2007, and March 3, 2008 (the Loan Agreement).  The amended Loan Agreement extends the note’s maturity from March 3, 2009, to March 31, 2012, and increases the interest rate from 8.5% to 9.0% beginning March 4, 2009.  The note may be prepaid without penalty provided certain notice requirements have been met, as provided in the Loan Agreement.  All other terms of the note remain the same.

Item 9.01                      Financial Statement and Exhibits.

(d)           Exhibits

Exhibit No.                                           Description

99.1	Press Release dated October 23, 2008, EMERITUS EXTENDS $21.4 MILLION NOTE.

[The rest of this page is intentionally left blank]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

October 23, 2008		EMERITUS CORPORATION

	By:	/s/ Raymond R. Brandstrom
Raymond R. Brandstrom
Executive Vice President-Finance, Chief Financial Officer and Secretary

INDEX TO EXHIBITS

Exhibit No.                                           Description

99.1	Press Release dated October 23, 2008, EMERITUS EXTENDS $21.4 MILLION NOTE.